Exhibit 99.1

Lesaka achieves its profitability guidance for FY 2024 and provides significantly higher profitability guidance for FY 2025

JOHANNESBURG, September 11, 2024 - Lesaka Technologies, Inc. (Nasdaq: LSAK; JSE: LSK) today released results for the fourth quarter ("Q4 2024") and year ended June 30, 2024 ("FY 2024").

FY 2024 performance:

  Revenue increased 11% in South African Rand ("ZAR")1 to $564.2 million (ZAR 10.6 billion).
  Operating income increased to $3.6 million (ZAR 67.3 million), compared to an operating loss of $15.3 million (ZAR 275.3 million) in FY 2023.
  Net loss improved 48% in ZAR to $17.4 million (ZAR 326.1 million), compared to a net loss of $35.1 million (ZAR 629.2 million) in FY 2023.
  GAAP loss per share improved 49% in ZAR, to $0.27 (ZAR R5.07).
  Guidance for Group Adjusted EBITDA (a non-GAAP measure) achieved, increasing 55% in ZAR to $36.9 million (ZAR 690.9 million).
  Fundamental earnings per share (a non-GAAP measure) of $0.06 (ZAR 1.06), improved ZAR 3.72, compared to a fundamental loss per share of $0.15 (ZAR 2.66) in FY 2023.
  Merchant Division revenue increased 12% in ZAR to $498.3 million (ZAR 9.3 billion) and Segment Adjusted EBITDA increased 4% in ZAR to $33.4 million (ZAR 624.1 million).
  Consumer Division revenue increased 15% in ZAR to $69.2 million (ZAR 1.3 billion) and Segment Adjusted EBITDA increased 361% to $14.7 million (ZAR 274.2 million).
  Net debt to Group Adjusted EBITDA2 ratio improved to 2.5 times compared to 4.5 times in FY 2023.

Q4 2024 performance:

  Revenue increased 9% in ZAR to $146.0 million (ZAR 2.7 billion) compared to Q4 2023.
  Operating income increased to $0.3 million (ZAR 5.6 million) compared to an operating loss of $6.6 million (ZAR 124.3 million) in Q4 2023.
  Net loss improved 58% in ZAR to $5.0 million (ZAR 93.2 million).
  GAAP loss per share improved 59% in ZAR to $0.08 (ZAR R1.44).
  Fundamental earnings per share (a non-GAAP measure), positive for a third successive quarter, improved ZAR 1.18 to $0.02 (ZAR 0.42) compared to a fundamental loss per share of $0.04 (ZAR 0.76) in Q4 2023.

(1) Average exchange rates applicable for the year: ZAR 18.68 to $1 for FY 2024, ZAR 17.94 to $1 for FY 2023. The ZAR weakened 4.1% against the U.S. dollar during FY 2024 when compared to FY 2023.

Average exchange rates applicable for the quarter: ZAR 18.47 to $1 for Q4 2024, ZAR 18.88 to $1 for Q3 2024, ZAR 18.74 to $1 for Q4 2023. The ZAR strengthened 1.4% against the U.S. dollar during Q4 2024 when compared to Q4 2023 and 2.2% when compared to the prior sequential quarter (Q3 2024).

(2) Non-GAAP measure. Net Debt to EBITDA ratio is calculated as net debt at specific date divided by Annualized Group Adjusted EBITDA.

Lesaka Chairman Ali Mazanderani said: "We continue to materially improve the profitability of Lesaka achieving Group Adjusted EBITDA of ZAR 691 million in FY 2024, up from ZAR 445 million in FY 2023 and a significant positive transformation compared to a Group Adjusted EBITDA loss of ZAR 328 million in FY 2022. We have carried this momentum into FY 2025 and are providing a guidance range of ZAR 900 million to ZAR 1 billion.

We have established ourselves as the leading independent fintech in Southern Africa with significant room for increased growth and profitability over the coming years."

Chief Executive Officer Southern Africa Lincoln Mali added, "I am particularly pleased with the Consumer Division's performance. Our teams have worked hard to turn it into an important profit and cash flow contributor for the Group, demonstrated by the 94% growth in Segment Adjusted EBITDA this quarter. We are entering an exciting period of growth for Lesaka, integrating the Adumo and Touchsides acquisitions with our existing fintech solutions as we strive to empower Southern African consumers and merchants to fulfil their potential."

Outlook: First Quarter 2025 ("Q1 2025") and Full Fiscal Year 2025 ("FY 2025")

While we report our financial results in USD, we measure our operating performance in ZAR, and as such we provide our guidance accordingly.

For Q1 2025, the quarter ending September 30, 2024 we expect:

  Revenue between ZAR 2.5 billion and ZAR 2.7 billion.
  Group Adjusted EBITDA between ZAR 160 million and ZAR 180 million

For FY 2025, the year ending June 30, 2025, we expect:

  Revenue between ZAR 10.0 billion and ZAR 11.0 billion.
  Group Adjusted EBITDA between ZAR 900 million and ZAR 1 billion

Our outlook provided:

  Includes the impact of a portion of revenue recognized on a gross basis1 in FY 2024, that has converted to an agency relationship and will be recognized on a net basis in FY 2025. This has no material impact on profitability.
  Includes the impact of the previously announced acquisition of Adumo, expected to close in October 2024 (quarter two of fiscal 2025).
  Includes the impact of an interest expense charge2 on the consumer loan book that was not included in Group Adjusted EBITDA in FY 2024.
  Excludes the impact of unannounced mergers and acquisitions that we may conclude.

The mid-point of the FY 2025 Group Adjusted EBITDA implies a growth rate of more than 30% on a like-for-like basis (excluding Adumo and the interest expense charge on the consumer book).

(1) FY 2024 revenue includes approximately ZAR 1.8 billion of revenue recognized on a gross basis for Easyload prepaid airtime vouchers sold. If we recognized this revenue on a gross basis in FY 2025 it would be ZAR 2.4 billion.

(2) We are currently engaging our funders to provide the Consumer Division with a specific debt facility to be utilized to fund our Consumer lending book. This will result in the inclusion of the related interest expense charges in Group Adjusted EBITDA.  Our FY 2025 Q1 and FY2025 Group Adjusted EBITDA guidance provided has been prepared on the basis that the facility is in place with effect from the commencement of Q1 FY 2025. It accordingly includes an interest expense charge related to the Consumer Division of approximately ZAR 15 million (FY 2025 Q1) and ZAR 105 million (FY 2025), compared to zero in FY 2024 Q1 and FY 2024, when the interest expense related to funding the Consumer Lending book was included in the Group's interest expense charge, which is not included in Group Adjusted EBITDA.

Management has provided its outlook regarding Group Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Earnings Presentation for FY 2024 and Q4 2024 Results

Our earnings presentation will be posted to the Investor Relations page of our website prior to our earnings call.

Webcast and Conference Call

Lesaka will host a webcast and conference call to review results on September 12, 2024, at 8:00 a.m. Eastern Time which is 2:00 p.m. South Africa Standard Time ("SAST"). A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Presentation webcast via Zoom:

Link to access the results webcast: https://bit.ly/3zGC4fy

Participants using the webcast will be able to ask questions by raising their hand and then asking the question "live."

Conference call dial-in:

  US Toll-Free: +1 669 444 9171 or +1 669 900 6833 or +1 689 278 1000
  South Africa Toll-Free: +27 21 426 8191 or +27 87 550 3946

Participants using the conference call dial-in will be unable to ask questions.

A replay of the results presentation webcast will be available on the Lesaka investor relations website following the conclusion of the live event.

Our Form 10-K for the fiscal year ended June 30, 2024, as filed with the SEC, is available on our company website at www.lesakatech.com

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of Group Adjusted EBITDA, Group Adjusted EBITDA margin, fundamental net (loss) income, fundamental (loss) earnings per share, and headline (loss) earnings per share are non-GAAP measures.

Non-GAAP Measures

Group Adjusted EBITDA is net loss before interest, taxes, depreciation and amortization, adjusted for non-operational transactions (including loss on disposal of equity-accounted investments), loss from equity-accounted investments, stock-based compensation charges and once-off items. Once-off items represents non-recurring expense items, including costs related to acquisitions and transactions consummated or ultimately not pursued. Group Adjusted EBITDA margin is Group Adjusted EBITDA divided by revenue.

Fundamental net earnings (loss) and fundamental earnings (loss) per share

Fundamental net earnings (loss) and earnings (loss) per share is GAAP net loss and loss per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net earnings (loss) and earnings (loss) per share for fiscal 2024 also includes an impairment loss related to an equity-accounted investment, unrealized currency loss related to our non-core business which we are in the process of winding down and a reversal of allowance for doubtful loan receivable. Fundamental net loss and loss per share for fiscal 2023 also includes change in tax rate, a net gain on disposal of equity-accounted investments, impairment losses related to an equity-accounted investment and an adjustment for an unrealized currency loss related to our non-core business which we are in the process of winding down.

Management believes that the Group Adjusted EBITDA, fundamental net earnings (loss) and fundamental earnings (loss) per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment A presents the reconciliation between GAAP net loss attributable to Lesaka and these non-GAAP measures.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and H(L)EPS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Lesaka (www.lesakatech.com)

Lesaka Technologies, (Lesaka™) is a South African Fintech company driven by a purpose to provide financial services and software to Southern Africa's underserviced consumers (B2C) and merchants (B2B), improving people's lives and increasing financial inclusion in the markets in which we operate. We offer a wide range of solutions including transactional accounts (banking), lending, insurance, cash management solutions, card acceptance, supplier payments, software services and bill payments. By providing a full-service fintech platform in our connected ecosystem, we facilitate the digitization of commerce in our markets.

Lesaka has a primary listing on NASDAQ (NasdaqGS: LSAK) and a secondary listing on the Johannesburg Stock Exchange (JSE: LSK). Visit www.lesakatech.com for additional information about Lesaka Technologies (Lesaka ™).

Forward-Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "could," "would," "may," "will," "intends," "outlook," "focus," "seek," "potential," "mission," "continue," "goal," "target," "objective," derivations thereof, and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this press release, statements relating to future financial results and future financing and business opportunities are forward-looking statements. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our Form 10-K for the fiscal year ended June 30, 2024, as filed with the SEC, as well as other documents we have filed or will file with the SEC. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

Investor Relations Contact:

Phillipe Welthagen

Email: phillipe.welthagen@lesakatech.com

Mobile: +27 84 512 5393

FNK IR:

Rob Fink / Matt Chesler, CFA

Email: lsak@fnkir.com

Media Relations Contact:

Janine Bester Gertzen

Email: Janine@thenielsennetwork.com

Lesaka Technologies, Inc.

Attachment A

Reconciliation of GAAP loss attributable to Lesaka to Group Adjusted EBITDA loss:

Three months and year ended June 30, 2024 and 2023

	Three months ended			Year ended
	June 30,		Mar 31,	June 30,
	2024	2023	2024	2024	2023
Loss attributable to Lesaka - GAAP	$(5,035)	$(11,909)	$(4,047)	$(17,440)	$(35,074)
Loss from equity accounted investments	(40)	2,535	(43)	1,279	5,117
Net loss before (earnings) loss from equity-accounted investments	(5,075)	(9,374)	(4,090)	(16,161)	(29,957)
Income tax (benefit) expense	1,482	(1,844)	931	3,363	(2,309)
Loss before income tax expense	(3,593)	(11,218)	(3,159)	(12,798)	(32,266)
Reversal of allowance for doubtful EMI loans receivable	-	-	-	(250)	-
Net (gain) loss on disposal of equity-accounted investment	-	12	-	-	205
Impairment loss	-	7,039	-	-	7,039
Unrealized (gain) loss FV for currency adjustments	(184)	179	121	(83)	222
Operating income (loss) after PPA amortization and net interest (non-GAAP)	(3,777)	(3,988)	(3,038)	(13,131)	(24,800)
PPA amortization (amortization of acquired intangible assets)	3,657	3,590	3,562	14,419	15,149
Operating income (loss) before PPA amortization after net interest (non-GAAP)	(120)	(398)	524	1,288	(9,651)
Interest expense	4,620	5,159	4,581	18,932	18,567
Interest income	(732)	(584)	(628)	(2,294)	(1,853)
Operating income (loss) before PPA amortization and net interest (non-GAAP)	3,768	4,177	4,477	17,926	7,063
Depreciation (excluding amortization of intangibles)	2,548	2,203	2,229	9,246	8,536
Stock-based compensation charges	2,258	1,354	2,090	7,911	7,309
Once-off items	1,684	64	907	1,853	1,922
Group Adjusted EBITDA - Non-GAAP	$10,258	$7,798	$9,703	$36,936	$24,830

	Three months ended			Year ended
	June 30,		Mar 31,	June 30,
	2024	2023	2024	2024	2023
Once-off items comprises:
Transaction costs	$56	$58	$276	$512	$850
Transaction costs related to Adumo acquisition	1,628	-	631	2,293	-
(Income recognized) Expenses incurred related to closure of legacy businesses	-	244	-	(952)	639
Non-recurring revenue not allocated to segments	-	(1,469)	-	-	(1,469)
Employee misappropriation of company funds	-	1,152	-	-	1,202
Separation of employee expense	-	79	-	-	262
Indirect taxes provision	-	-	-	-	438
	$1,684	$64	$907	$1,853	$1,922

Once-off items are non-recurring in nature, however, certain items may be reported in multiple quarters. For instance, transaction costs include costs incurred related to acquisitions and transactions consummated or ultimately not pursued. The transactions can span multiple quarters, for instance in fiscal 2024 we incurred significant transaction costs related to the acquisition of adumo over a number of quarters, and the transactions are generally non-recurring.

(Income recognized) Expenses incurred related to closure of legacy businesses represents (i) gains recognized related to the release of the foreign currency translation reserve on deconsolidation of a subsidiaries and (ii) costs incurred related to subsidiaries which we are in the process of deregistering/ liquidation and therefore we consider these costs non-operational and ad hoc in nature. Non-recurring revenue not allocated to segments includes once off revenue recognized that we believe does not relate to either our Merchant or Consumer divisions. Employee misappropriation of company funds represents a once-off loss incurred. Indirect tax provision includes non-recurring indirect taxes which have been provided related to prior periods following an on-going investigation from a tax authority. We incurred separation costs related to the termination of certain senior-level employees, including an executive officer and senior managers, during the fiscal year and we consider these specific terminations to be of a non-recurring nature. The legacy processing adjustments represents amounts we identified during fiscal 2022 related to prior periods that are payable to third parties.

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net earnings (loss) and earnings (loss) per share, basic:

Three months ended June 30, 2024 and 2023

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2024	2023	2024	2023	2024	2023	2024	2023
GAAP	(5,035)	(11,909)	(0.08)	(0.19)	(93,201)	(223,192)	(1.44)	(3.50)

Intangible asset amortization, net	2,670	2,621			49,563	49,104
Stock-based compensation charge	2,258	1,354			39,482	25,376
Transaction costs	1,684	52			31,047	975
Net loss on disposal of equity-accounted investments	-	12			-	225
Other	-	271			-	5,079
Deferred tax asset recognized	-	(2,021)			-	(37,876)
Impairment loss	-	7,039			-	131,921
Fundamental	1,577	(2,581)	0.02	(0.04)	26,891	(48,388)	0.42	(0.76)

Year ended June 30, 2024 and 2023

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2024	2023	2024	2023	2024	2023	2024	2023
GAAP	(17,440)	(35,074)	(0.27)	(0.56)	(326,070)	(629,227)	(5.07)	(9.89)

Stock-based compensation charge	7,911	7,309			145,571	131,123
Intangible asset amortization, net	10,543	10,981			196,875	196,990
Impairment of equity method investments	1,167	1,110			22,084	19,913
Change in tax rate	-	(1,299)			-	(23,304)
Non core international - unrealized currency (gain) loss	(952)	395			(17,648)	7,086
Allowance for doubtful EMI loans receivable	(250)	-			(4,741)	-
Transaction costs	2,805	845			52,186	15,159
Net loss on disposal of equity-accounted investments	-	205			-	3,678
Other	-	1,081			-	19,393
Deferred tax asset recognized	-	(2,021)			-	(36,257)
Impairment loss	-	7,039			-	126,280
Fundamental	3,784	(9,429)	0.06	(0.15)	68,257	(169,166)	1.06	(2.66)

Attachment B

Unaudited Condensed Consolidated Financial Statements

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

	Unaudited		Unaudited
	Three months ended		Year ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In thousands)		(In thousands)

REVENUE	$146,046	$133,149	$564,222	$527,971

EXPENSE

Cost of goods sold, IT processing, servicing and support	113,063	102,893	442,673	417,544
Selling, general and administration	24,855	24,055	92,001	95,050
Depreciation and amortization	6,205	5,793	23,665	23,685
Transaction costs related to Adumo acquisition	1,628	-	2,293	-

OPERATING INCOME (LOSS)	295	(6,631)	3,590	(15,347)

REVERSAL OF ALLOWANCE FOR DOUBTFUL EMI LOAN RECEIVABLE	-	-	250	-

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	-	12	-	205

INTEREST INCOME	732	584	2,294	1,853

INTEREST EXPENSE	4,620	5,159	18,932	18,567

LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(3,593)	(11,218)	(12,798)	(32,266)

INCOME TAX EXPENSE (BENEFIT)	1,482	(1,844)	3,363	(2,309)

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(5,075)	(9,374)	(16,161)	(29,957)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	40	(2,535)	(1,279)	(5,117)

NET LOSS ATTRIBUTABLE TO LESAKA	$(5,035)	$(11,909)	$(17,440)	$(35,074)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	$(0.08)	$(0.19)	$(0.27)	$(0.56)
Diluted loss attributable to Lesaka shareholders	$(0.08)	$(0.19)	$(0.27)	$(0.56)

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	Unaudited		Unaudited
	Three months ended		Year ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(5,035)	$(11,909)	$(17,440)	$(35,074)
Depreciation and amortization	6,205	5,793	23,665	23,685
Impairment loss	-	7,039	-	7,039
Movement in allowance for doubtful accounts receivable and finance loans receivable	1,626	2,328	5,158	6,495
Movement in interest payable	(126)	1,780	1,119	5,069
Fair value adjustment related to financial liabilities	66	(143)	(853)	(20)
Gain on disposal of equity-accounted investments	-	12	-	205
(Gain) Loss from equity-accounted investments	(40)	2,535	1,279	5,117
Reversal of allowance for doubtful loans receivable	-	-	(250)	-
Profit on disposal of property, plant and equipment	(17)	(2)	(305)	(468)
Facility fee amortized	62	221	443	864
Stock-based compensation charge	2,258	1,354	7,911	7,309
Dividends received from equity accounted investments	-	21	95	42
Decrease (Increase) in accounts receivable and other receivables	(1,058)	6,914	(10,873)	(1,687)
Increase in finance loans receivable	(2,932)	(1,035)	(10,029)	(12,353)
Decrease (Increase) in inventory	4,334	3,941	9,840	2,172
Increase in accounts payable and other payables	1,575	(3,716)	22,141	1,705
Increase in taxes payable	(958)	(2,278)	(400)	(800)
Decrease in deferred taxes	(308)	(3,098)	(2,712)	(8,890)
Net cash provided by in operating activities	5,652	9,757	28,789	410

Cash flows from investing activities
Capital expenditures	(4,715)	(2,946)	(12,665)	(16,156)
Proceeds from disposal of property, plant and equipment	450	341	1,565	1,497
Acquisition of intangible assets	(58)	(174)	(294)	(419)
Acquisitions, net of cash acquired	(1,583)	-	(1,583)	-
Proceeds from disposal of equity-accounted investment	-	11	3,508	656
Repayment of loans by equity-accounted investments	-	-	250	112
Loan to equity-accounted investment	-	-	-	(112)
Net change in settlement assets	7,172	(1,064)	(7,196)	(2,036)
Net cash provided by (used in) investing activities	1,266	(3,832)	(16,415)	(16,458)

Cash flows from financing activities
Proceeds from bank overdraft	29,511	78,577	182,990	520,065
Repayment of bank overdraft	(27,421)	(98,983)	(199,642)	(547,271)
Long-term borrowings utilized	9,302	1,345	23,728	24,355
Repayment of long-term borrowings	(7,022)	(12,220)	(20,073)	(17,512)
Acquisition of treasury stock	(1,288)	(816)	(1,495)	(1,287)
Proceeds from issue of shares	94	34	165	481
Guarantee fee	-	-	-	(100)
Net change in settlement obligations	(6,148)	1,341	7,214	2,148
Net cash used in financing activities	(2,972)	(30,722)	(7,113)	(19,121)

Effect of exchange rate changes on cash	2,366	(3,843)	2,025	(10,999)
Net increase (decrease) in cash, cash equivalents and restricted cash	6,312	(28,640)	7,286	(46,168)
Cash, cash equivalents and restricted cash - beginning of period	59,606	87,272	58,632	104,800
Cash, cash equivalents and restricted cash - end of period	$65,918	$58,632	$65,918	$58,632

LESAKA TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Balance Sheets

	(A)	(A)
	June 30,	June 30,
	2024	2023
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$59,065	$35,499
Restricted cash	6,853	23,133
Accounts receivable, net of allowance of - June: $1241; June: $509 and other receivables	36,667	25,665
Finance loans receivable, net of allowance of - June: $4,644; June: $3,582	44,058	36,744
Inventory	18,226	27,337
Total current assets before settlement assets	164,869	148,378
Settlement assets	22,827	15,258
Total current assets	187,696	163,636
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - June: $49,762; June: $36,563	31,936	27,447
OPERATING LEASE RIGHT-OF-USE	7,280	4,731
EQUITY-ACCOUNTED INVESTMENTS	206	3,171
GOODWILL	138,551	133,743
INTANGIBLE ASSETS, net of accumulated amortization of - June: $46,200; June: $30,173	111,353	121,597
DEFERRED INCOME TAXES	3,446	10,315
OTHER LONG-TERM ASSETS, including equity securities	77,982	77,594
TOTAL ASSETS	558,450	542,234

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	6,737	23,021
Short-term credit facilities	9,351	9,025
Accounts payable	16,674	12,380
Other payables	56,051	36,297
Operating lease liability - current	2,343	1,747
Current portion of long-term borrowings	3,878	3,663
Income taxes payable	654	1,005
Total current liabilities before settlement obligations	95,688	87,138
Settlement obligations	22,358	14,774
Total current liabilities	118,046	101,912
DEFERRED INCOME TAXES	38,128	46,840
OPERATING LEASE LIABILITY - LONG TERM	5,087	3,138
LONG-TERM BORROWINGS	139,308	129,455
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,595	1,982
TOTAL LIABILITIES	303,164	283,327
REDEEMABLE COMMON STOCK	79,429	79,429

EQUITY
LESAKA EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: June: 64,272,243; June: 63,640,246	83	83
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: June: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	343,639	335,696
TREASURY SHARES, AT COST: June: 25,563,808; June: 25,244,286	(289,733)	(288,238)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(188,355)	(195,726)
RETAINED EARNINGS	310,223	327,663
TOTAL LESAKA EQUITY	175,857	179,478
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	175,857	179,478

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$558,450	$542,234

(A) Derived from audited consolidated financial statements.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended June 30, 2024 and 2024

	2024	2023

Net loss (USD'000)	(5,035)	(11,909)
Adjustments:
Net loss on sale of equity-accounted investments	-	12
Impairment loss	-	7,039
Profit on sale of property, plant and equipment	(17)	(2)
Tax effects on above	5	1

Net loss used to calculate headline loss (USD'000)	(5,047)	(4,859)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	64,527	63,805

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	64,527	63,805

Headline loss per share:
Basic, in USD	(0.08)	(0.08)
Diluted, in USD	(0.08)	(0.08)

Year ended June 30, 2024 and 2023

	2024	2023

Net loss (USD'000)	(17,440)	(35,074)
Adjustments:
Impairment of equity method investments	1,167	1,110
Net gain on sale of equity-accounted investment	-	205
Impairment loss	-	7,039
Profit on sale of property, plant and equipment	(305)	(468)
Tax effects on above	82	126

Net loss used to calculate headline loss (USD'000)	(16,496)	(27,062)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	64,179	63,134

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	64,179	63,134

Headline loss per share:
Basic, in USD	(0.26)	(0.43)
Diluted, in USD	(0.26)	(0.43)

Calculation of the denominator for headline diluted loss per share

	Three months ended June 30,		Year ended June 30,
	2024	2023	2024	2023

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	64,527	63,805	64,179	63,134
Denominator for headline diluted loss per share	64,527	63,805	64,179	63,134

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.